For more information,
contact:	Judi Vitale, CFO
judiv@firstwave.net
770-431-1206

Firstwave Closes Sale of its UK Subsidiary and License of its Sports Software
Contracts Provide for $2,214,000 in Total Payments to Firstwave

ATLANTA, GA (June 6, 2005) - Firstwave Technologies, Inc. (NASDAQ: FSTW), a provider of industry-focused CRM solutions, is announcing today that it has sold the stock of Firstwave Technologies UK Ltd., its UK subsidiary, and licensed its Sports Software on an exclusive basis worldwide (except the United States) with respect to the Sports Industry to First Sports International (FSI). “As we announced in March, David Simmons, who had resigned from his posts as COO and director of Firstwave, has been pursuing the purchase of the sports division from the company. FSI was funded by an investor group led by David Simmons,” said Richard Brock, CEO of Firstwave. “We believe that this transaction will give Firstwave the financial resources and the tighter focus needed to escalate our efforts in the traditional High Tech CRM market and the new software as a service initiative with M1Global which we have also announced today,” said Brock.

The broad terms of the sale and licensing transaction include:

1.	An initial payment in the amount of $256,000 from FSI, which has been received.
2.	A note payable to Firstwave for $1,620,000 that calls for payments to be made over a maximum of three years. The note specifies certain minimum annual payments and calls for prepayments to be made if FSI exceeds certain revenue levels during each of the next three years.
3.	A license agreement under which FSI and its new subsidiary will also pay an additional $338,000 to Firstwave over the next three-year period as software revenues are achieved to reimburse Firstwave for certain prepaid royalties.

The material agreements and related pro forma financial information will be filed with the SEC on June 9, 2005.

“Firstwave has done an excellent job of developing sports software solutions and working successfully with some of the world’s leading sports organizations. We believe that the infusion of additional financial capital from outside investors and the relief from the quarterly focus of a public company, will enable our UK-based team, led by Shaun Lucas, managing director, to escalate our development and marketing efforts,” said David Simmons, FSI chairman.

Firstwave will host a conference call on Thursday June 9, 2005 at 4:30 PM Eastern Daylight Time to answer any questions about today’s announcements relating to the sale and licensing transaction and the strategic alliance with M1Global. Interested parties can dial (800) 540-6061 at 4:15 PM on Thursday to participate in this conference.

About Firstwave

Firstwave® Technologies, Inc. is a global provider of strategic CRM solutions specifically designed for “capturing the story so far” in sales and customer support applications. Firstwave’s solutions provide companies with fit-to-purpose features that optimize how companies win, maintain and grow customer and organizational relationships while improving the overall customer experience. With 20 years of experience in CRM, Firstwave’s legacy of CRM best practices and Customer-First Commitment has earned the Company numerous industry awards and accolades. Firstwave is headquartered in Atlanta, Georgia. For more information, visit the Company's web site at www.firstwave.net or call 1-800-540-6061.

About First Sports International (FSI)

First Sports International (FSI) delivers full-service software and business solutions to many of the world’s top sporting organizations and events. Designed to provide seamless integration and management of an organization’s multiple members, roles and interactions, the FSI sports solution improves operating efficiencies and participant relations while enhancing revenue opportunities. FSI’s strong background in software development combined with the company’s real-world sports management experience create powerful systems that quickly become the key foundation in an event or organization’s infrastructure. To learn more about FSI, please call +44 (0) 20 8614 5300 or 404.307.8491.

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NOTE: Except for historical information contained herein, the matters set forth in this communication are “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by words such as will, expect, intends, believe, anticipates, should and words of similar meaning. Firstwave Technologies, Inc. (the “Company”) notes that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, such as potential fluctuations in quarterly results due to delays in purchase decisions and other adverse market conditions, the potential for defaults under or other problems in implementing the transactions described in this released, whether the Company will be able to continue diversification of its revenues, competition and technological developments, the Company’s capital requirements and other liquidity concerns, the Company's ability to continue to comply with NASDAQ listing requirements, and the size, timing, and contractual terms of orders, and also the risks and uncertainties discussed under the caption “Certain Factors Affecting Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated herein by this reference. The information set forth herein is provided as of the date hereof. The Company does not assume, and expressly disclaims, any duty or obligation to update any of the information presented herein with respect to its consolidated operations or anticipated performance in 2005 or beyond.